Consent of Independent Auditors








The Board of Directors and Shareholders
Princor Cash Management Fund, Inc.


     We consent to the reference to our firm under the captions "Financial Highlights" and "Additional Information - Financial Statements" in each of the Prospectuses in Part A, to the inclusion in Part B of our report dated February 13, 1996 on the statement of net assets of Princor Limited Term Bond Fund, Inc., and to the incorporation by reference in Part B of our report dated November 22, 1995 on the financial statements and financial highlights of Princor Balanced Fund, Inc., Princor Blue Chip Fund, Inc., Princor Capital Accumulation Fund, Inc., Princor Emerging Growth Fund, Inc., Princor Growth Fund, Inc., Princor World Fund, Inc., Princor Bond Fund, Inc., Princor Cash Management Fund, Inc., Princor Government Securities Income Fund, Inc., Princor High Yield Fund, Inc., Princor Tax-Exempt Bond Fund, Inc., Princor Tax-Exempt Cash Management Fund, Inc., and Princor Utilities Fund, Inc. in Post Effective Amendment No. 19 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 2-79791) and Registration Statement under the Investment Company Act of 1940 (No. 811-3585) of Princor Cash Management Fund, Inc.

Ernst & Young LLP

Des Moines, Iowa
February 21, 1996